UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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StarTek, Inc.
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Business Process Outsourcing

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS — November 21, 2022

PROXY STATEMENT

StarTek, Inc.

4610 South Ulster Street, Suite 150

Denver, Colorado 80237

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 21, 2022

To the Stockholders of StarTek, Inc.:

The 2022 Annual Meeting of Stockholders of StarTek, Inc. (“StarTek”), a Delaware corporation, will be held at StarTek, Inc., 4610 South Ulster Street, Suite 150, Denver, CO 80237, on November 21, 2022, at 9:00 a.m. local time, for the following purposes:

1.	To elect eight directors to hold office for a term of one year until the 2023 Annual Meeting of Stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of BDO India LLP as our independent registered public accounting firm for the year ending December 31, 2022.

3.	To hold a non-binding advisory vote to approve the compensation of our named executive officers.

4.	To consider and act upon such other business as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on October 3, 2022, are entitled to notice of and to vote at the meeting and any adjournment thereof.

Stockholders may listen to (but not participate in) the Annual Meeting by telephone via the following dial-in, listen-only number: +1 213-375-3254, Conference ID: 367627524#. See “Special Note Regarding COVID-19 Guidelines” in the accompanying proxy materials for additional information on the listen-in option.

By order of the Board of Directors, /s/ Bharat Rao Bharat Rao Global Chief Executive Officer

October 12, 2022

IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Please vote your shares, as instructed in the proxy materials, as promptly as possible. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Please also see the “Special Note Regarding COVID-19 Guidelines” in the accompanying proxy materials for certain limitations on your ability to physically attend the Annual Meeting.

STARTEK, INC.

TABLE OF CONTENTS (will be updated when uploaded on the filing portal)

PROXY STATEMENT

STARTEK, INC.

4610 SOUTH ULSTER STREET, SUITE 150

DENVER, COLORADO 80237

(303) 262-4500

2022 ANNUAL MEETING OF STOCKHOLDERS

NOVEMBER 21, 2022

This Proxy Statement, or a Notice of Internet Availability of Proxy Materials, was first mailed to our stockholders on or about October 12, 2022. It is furnished in connection with the solicitation of proxies by the Board of Directors of StarTek, Inc., a Delaware corporation, to be voted at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 4610 South Ulster Street, Suite 150, Denver, CO 80237, on November 21, 2022, at 9:00 a.m. local time.

SPECIAL NOTE REGARDING COVID-19 GUIDELINES

Stockholders may listen to the Annual Meeting by telephone via the following dial-in, listen-only number: +1 213-375-3254, Conference ID: 367627524#. Due to the ongoing public impact of COVID‑19 and to mitigate risks to the health and well-being of employees, stockholders, communities, and other stakeholders, StarTek discourages stockholders from physically attending the Annual Meeting. In light of the rapidly evolving news and guidelines relating to the COVID-19 pandemic, StarTek requests that all stockholders comply with guidelines and orders of local government and health officials.

The Annual Meeting agenda will be limited to the items of business in this Proxy Statement and no business update will be provided at the Annual Meeting.

Please be advised that stockholders will not be deemed to be "present" for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by dialing into the Annual Meeting. As a result, StarTek strongly urges stockholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described herein.

OUTSTANDING STOCK AND VOTING RIGHTS

The only outstanding securities entitled to vote at the Annual Meeting are shares of our common stock, $0.01 par value. Stockholders of record at the close of business on October 3, 2022, will be entitled to vote at the Annual Meeting on the basis of one vote for each share held. On October 3, 2022, there were 40,257,065 shares of common stock outstanding.

Under rules of the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our stockholders on the Internet, rather than mailing printed copies to our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one as instructed in that notice. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy material on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials.

Proxies will be voted according to the instructions received either on the proxy card or online via the Internet or telephone. In the absence of specific instructions, proxies will be voted (i) FOR each of the nominees in proposal 1, (ii) FOR proposals 2 and 3 and (iii) in the discretion of the proxy holders on any other matter which properly comes before the Annual Meeting.

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A stockholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by mail, Internet, telephone, or in person at the Annual Meeting, another proxy dated as of a later date. We will pay the cost of solicitation of proxies.

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock as of the record date. Abstentions and broker non-votes (i.e., when a broker does not have or exercise authority to vote on a specific issue) are counted as present in determining whether the quorum requirement is satisfied. Each stockholder is entitled to cast one vote per share on each matter.

The election of the directors requires a majority (i.e., greater than 50%) of the shares of common stock present in person or represented by proxy at the Annual Meeting. If a nominee for director who is an incumbent director is not elected and no successor has been elected at the annual stockholder’s meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating and Governance Committee of the Board of Directors shall make a recommendation to the Board of Directors whether to accept or reject the resignation. If accepted, the Board of Directors, at its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Bylaws. If the election of directors is contested, whereby the number of nominees for election exceeds the number of directors to be elected, then the directors shall be elected by the vote of a plurality of the votes cast. We do not expect the election of directors at the Annual Meeting to be contested and therefore directors will be elected by a majority of the votes represented at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

The affirmative vote of the holders of a majority of the shares of our common stock present at the Annual Meeting, whether in person or by proxy, is required to ratify the appointment of our independent registered public accounting firm. The proposal to approve our executive compensation is advisory and not binding on us. However, we will consider our stockholders to have approved our executive compensation if the number of votes for this proposal exceeds the number of votes against this proposal.

For purposes of the proposals to elect directors, ratify the appointment of our independent registered public accounting firm and any other matters properly brought before the Annual Meeting, abstentions and broker non-votes will have the effect of a vote against the director or the matter, as applicable. For purposes of the non-binding approval of our executive compensation, abstentions and broker non-votes will not affect the vote taken. Because brokers may not vote uninstructed shares on behalf of their customers for “non-routine” matters, which include the election of directors and approval of our executive compensation, please be sure to instruct your broker as to how you wish it to vote on these matters.

The Board of Directors has selected Bharat Rao and Nishit Shah, and each of them, to act as proxies with full power of substitution. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile transmission by our officers and other management employees, none of whom will receive any additional compensation for their soliciting activities. The total expense of any solicitation will be borne by us and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners. Unless otherwise noted in this definitive proxy statement, any description of “us,” “we,” “our,” “StarTek,” etc. refers to StarTek, Inc. and our subsidiaries.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of October 3, 2022, regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and the executive officers named in the Summary Compensation Table set forth below;
•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and
•	All of our current executive officers and directors as a group.

	Beneficial
	Ownership of Shares
Name of Beneficial Owner	Number of Shares (1)	Percentage of Class
CSP Management Ltd.(2)	22,568,259	56%
A. Emmet Stephenson, Jr.(3)(4)	2,914,382	7.2%
Steven D. Lebowitz(5)	2,963,742	7.3%
Directors:
Albert Aboody(3)(6)	106,044	*
Sanjay Chakrabarty(3)(7)	102,866	*
Bharat Rao(3)(8)(9)	629,992	1.6%
Julie Schoenfeld(3)	67,216	*
Sudip Banerjee(3)	11,930	*
Mukesh Sharda(3)(7)(9)	583,744	1.4%
Gerald Schafer(3)(6)	100,197	*

Named Executive Officers:
Vikash Sureka(3)	-	*
Rajiv Ahuja(3)	-	*
Surender Mohan Gupta(3)(10)	25,000	*

All Current Directors and Executive Officers as a group (10 persons)	1,635,422	4.1%

*	Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after October 3, 2022.

Included in this table are all shares of restricted stock (vested and unvested) and deferred stock units (vested and unvested) as of October 3, 2022. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) This disclosure is based on information provided to us in a questionnaire. The address of this stockholder is 160 Robinson Road, #10-01, SBF Center, Singapore, 068914.  Includes 21,028,218 shares directly owned by CSP Alpha Holdings Parent Pte Ltd and 1,540,041 shares directly owned by CSP Victory Limited, each of which are indirectly controlled by CSP Management Ltd.

(3) The address of such person is c/o Startek, Inc., 4610 South Ulster Street, Suite 150, Denver, CO 80237.

(4) This disclosure is based on a Schedule 13D filed March 9, 2012.

(5) This disclosure is based on a Schedule 13G/A filed with the SEC by Steven D. Lebowitz on February 8, 2022. The address of this stockholder is 1333 Second Street, Suite 650, Santa Monica, California 90401.

(6) Includes 100,197 shares of common stock underlying vested stock options.

(7) Includes 87,936 shares of common stock underlying vested stock options.

(8) Includes 149,114 shares of common stock underlying vested stock options.

(9) Includes 274,064 shares of common stock owned by Advance Crest Investments Limited and 206,814 shares of common stock owned by Tribus Capital Limited, each of which are controlled by Bharat Rao and Mukesh Sharda.  Each of Messrs. Rao and Sharda disclaim beneficial ownership of all such shares held by Advance Crest Investments Limited and Tribus Capital Limited except to the extent of their proportionate pecuniary interests therein.

(10) Includes 25,000 shares of common stock underlying vested stock options.

PROPOSAL 1.

ELECTION OF DIRECTORS

Introductory Note

As previously disclosed, on July 3, 2018, Startek, Inc. (the “Company”) consummated a transaction, pursuant to which the Company acquired all of the outstanding capital stock of CSP Alpha Midco Pte Ltd, a Singapore private limited company (“Aegis”) from CSP Alpha Holdings Parent Pte Ltd, a Singapore private limited company (the “CSP Stockholder”) in exchange for the issuance of 20,600,000 shares of the common stock of the Company, par value $.01 per share (the “Common Stock”) to the CSP Stockholder and for certain other considerations (such transactions are referred to herein as the “Aegis Transactions”).

Stockholders’ Agreement

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Company and the CSP Stockholder entered into a Stockholders' Agreement (the “Stockholders' Agreement”), pursuant to which the Company and the CSP Stockholder agreed to, among other things: (i) certain rights, duties and obligations of the CSP Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) certain aspects of the management, operation and governance of the Company after consummation of the Aegis Transactions. As a result of the consummation of the Aegis Transactions, the CSP Stockholder now owns approximately 56% of the common stock of the Company.

The Stockholders' Agreement outlines various corporate governance matters including board composition, director nomination rights and committees of the Company’s Board of Directors (the “Board”) after consummation of the Aegis Transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the CSP Stockholder (the “CSP Stockholder Directors”), (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the CSP Stockholder (the “Non-Stockholder Directors”) and that if the CSP Stockholder does not initially designate all five of the CSP Stockholder Directors, it shall have the right to fill any vacancy at any time. This Board composition shall continue so long as the CSP Stockholder or its affiliates own 50% or more of the outstanding shares of the Company’s common stock. If the CSP Stockholder and its affiliates beneficially own less than 50% of our common stock, the nomination rights are reduced pursuant to the Stockholders' Agreement.

Under the Stockholders’ Agreement, the Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the New York Stock Exchange (“NYSE”) for so long as the CSP Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the CSP Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will include an Audit Committee consisting of three Non-Stockholder Directors, as well as a Compensation Committee and a Governance and Nominating Committee, each consisting of three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees is required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director. See “Certain Transactions” for further information regarding the Stockholders’ Agreement.

Bylaws

Our Bylaws provide that our Board of Directors must consist of at least one but no more than nine directors. Each director serves a one-year term (and until his or her successor is elected and qualified). At the Annual Meeting, our stockholders will elect eight directors to serve until the 2023 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Nominees

The table below lists the persons being nominated to serve on the Board of Directors until their terms expire in 2023, along with the party who nominated each person, and any other position that such nominee holds with the Company:

Name	Position	Nominated By
Sanjay Chakrabarty	Director; Chairman of Governance and Nominating Committee	CSP Stockholder
Mukesh Sharda	Director; Chairman of Compensation Committee; member of Governance and Nominating Committee	CSP Stockholder
Bharat Rao	Director and Chief Executive Officer	CSP Stockholder
Sudip Banerjee	Director	CSP Stockholder
Albert Aboody	Chairman of the Board of Directors; member of Audit Committee; member of Governance and Nominating Committee	StarTek
Jerry Schafer	Director; Chairman of Audit Committee	StarTek
Anupam Pahuja	Director Nominee	StarTek
Nallathur S. Balasubramanian	Director Nominee	StarTek

In the event any nominee declines or is unable to serve, proxies will be voted in the discretion of the proxy holders. We have no reason to anticipate that this will occur.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee and the Board of Directors considered the information in the individual biographies set forth below as well as the record of service to the company of each director nominated for re-election.

Biographical information and qualifications regarding the Board of Director nominees seeking election is as follows:

Sudip Banerjee; age 62; Operating Partner, Capital Square Partners (Management) Pte Ltd.

Sudip Banerjee is an Operating Partner of Capital Square Partners. He is currently on the board of directors of L&T Technologies Ltd, Kesoram Industries Limited and IFB Industries Limited. He is also a member of the advisory board of TAPMI Business School, Jaipur, India. He was the chief executive officer of Larsen & Toubro Infotech Limited between 2008-2011. Prior to that, he worked with Wipro Limited (“Wipro”) from 1983 to 2008 and was the President of the Enterprise Solutions Division at Wipro and a member of the Corporate Executive Council of Wipro between 2002 and 2008. He was a member of the Executive Council of National Association of Software and Service Companies of India during 2000 to 2002 and again from 2009 to 2011. He also served as a member on the Board of Governors of Indian Institute of Information Technology, Allahabad, India. Mr Banerjee holds a graduate degree in Arts (honours course) in economics from University of Delhi, New Delhi, and a diploma in management from the All India Management Association, New Delhi.

The Board believes that Mr. Banerjee’s significant experience as a leader in the business process outsourcing industry brings valuable expertise to the Board and assists the Company with its global operational and strategic growth initiatives.

Sanjay Chakrabarty; age 54; Managing Partner, Capital Square Partners (Management) Pte Ltd.

Mr. Chakrabarty is a Managing Partner of CSP and has been serving on the board of the Company since July 2018. In addition, he has been a director on the board of CSS Corp, since June 2013. Mr. Chakrabarty was previously a board member of Minacs and Indecomm Corporation. Prior to founding CSP, Mr. Chakrabarty served as the President of Columbia Capital’s India and SE Asia investments platform from late 2007 to December 2012. Before his investment role, Mr. Chakrabarty was the Founder and CEO of MobiApps Holdings, a technology company that built products and services based on a patent protected radio frequency semiconductor chip for satellite communications. Mr. Chakrabarty holds a dual B.S. degree in Computer Engineering and Mathematics from Pennsylvania State University at Slippery Rock and an M.B.A. from Carnegie Mellon University

The Board believes that Mr. Chakrabarty's substantial business and leadership experience, previous Board of Director experience, and specific experience within the business process outsourcing industry brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Mukesh Sharda; age 51; Managing Partner, Capital Square Partners (Management) Pte Ltd.

Mr. Sharda is a Managing Partner of CSP and has been on the board of the Company since July 2018. Mr. Sharda was previously on the board of Minacs and Indecomm Corporation. Prior to co-founding CSP, Mr. Sharda was the Executive Director and Country Head for Avenue Capital Group from 2005 to 2012. The Avenue Capital Group is a multi-strategy investment manager with over US$15 billion under management and had raised a dedicated fundraised to invest in Asia. Mr. Sharda covered investments in Southeast Asia and India. Prior to joining Avenue Capital Group, Mr. Sharda worked in investment banking (Structured Finance and M&A) from 1997 through 2004 in Singapore and Hong Kong at Deutsche Bank. Mr. Sharda also previously served on the board of directors at National Citizen Bank in Vietnam. Mr. Sharda is a Chartered Accountant from the Institute of Chartered Accountants in India and holds a Bachelor of Commerce degree from Gujarat University, India.

The Board believes that Mr. Sharda's financial expertise and substantial global business experience brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Bharat Rao; age 57; Non-executive Director, Capital Square Partners (Management) Pte Ltd.

Mr. Rao is a Non-executive Director of CSP and has been serving on the board of Startek since July 2018. He served as the President of the Company from September 13, 2021 to January 26, 2022. Mr. Rao was appointed as the Chief Executive Officer of the Company effective as of January 27, 2022. He was a Managing Partner of CSP prior to his role as Chief Executive Officer of Startek. Prior to CSP, Mr. Rao was a Managing Director with the investment banking arm of Credit Suisse in Asia from November 2012 to June 2016 and focused on financial sponsors and structured solutions. Prior to joining Credit Suisse Mr. Rao was a Managing Director and managed client relationships, origination, and financial sponsors group for ING Bank in Southeast Asia from August 2010 to November 2012. Before transitioning to investment banking, Mr. Rao served as the Country Manager (Indonesia) and head of Financials Services for Southeast Asia for Actis Capital from August 2006 to March 2009. Actis Capital is a leading emerging market-focused growth and buyout fund. Prior to this role in private equity, Mr. Rao was a Partner with the Australasian practice of PricewaterhouseCoopers and focused on providing transactions advisory services from February 1999 to July 2006. Mr. Rao holds a bachelor’s degree with honors in Electrical Engineering from the Indian Institute of Technology and an M.B.A. from the Indian Institute of Management.

The Board believes that Mr. Rao's financial expertise and varied business experience brings valuable expertise to the Board and assists the Company with its strategic growth initiatives.

Jerry Schafer; age 68; Retired

Mr. Schafer brings more than three decades of executive experience overseeing business development efforts, managing operations, and leading finance teams for global corporations. Prior to his retirement, Schafer most recently served as the vice president of worldwide development for McDonald’s Corporation, where he was responsible for the company’s global expansion initiatives. Schafer also served as chief operations officer and executive officer of development for McDonald’s China. Prior to McDonald’s, Schafer was the chief financial officer of Chipotle Mexican Grill, where he implemented multiple finance and accounting functions to support the company’s early stages of growth. Prior to his CFO role, Schafer led Chipotle’s initial expansion efforts outside the city of Denver, launching 25 new restaurants in three cities. Mr. Schafer holds a Bachelor of Arts in accounting from Walsh College and is a licensed CPA. He currently serves on the board of trustees for Walsh College and the board of trustees for the Ronald McDonald House of North Carolina, including locations in the city of Durham and Wake County. Schafer is also a consultant to Salad and Go, a start-up restaurant concept in the Phoenix area.

The Board believes that Mr. Schafer’s experience, background and financial expertise, including extensive accounting experience, as well as operational and development responsibilities for global corporations, allows Mr. Schafer to bring valuable expertise to the Board and assists the Company with its global growth and operational improvement initiatives.

Albert Aboody; age 75; Retired

Mr. Aboody is a retired KPMG -US audit partner with 33 years of experience with public companies. He was also seconded to KPMG India where he led its audit practice and served as Deputy Chairman and as a member of its Advisory Board. Following his retirement, Mr. Aboody joined the Board of WNS Global Services in 2010 as chair of its audit committee until his retirement in 2017. During the period from 2011 to 2015, Mr. Aboody was the Independent Monitor for Price Waterhouse in connection with its compliance with SEC and PCAOB Orders. Mr. Aboody also co-authored the chapter on SEC Reporting Requirements in the 2001- 2008 editions of the Corporate Controller Manual. Mr. Aboody holds a bachelor’s degree from Princeton University’s Woodrow Wilson School of Public and International Affairs and did graduate study in philosophy at Cambridge University.

The Board believes that Mr. Aboody’s experience, background and accounting expertise, including extensive involvement with public company accounting, allows Mr. Aboody to bring valuable expertise to the Board.

Anupam Pahuja; age 55; Chief Executive Officer, ZaloPay

Mr. Pahuja currently serves as Chief Executive Officer of ZaloPay, the leading eWallet in Vietnam. Prior to this Mr. Pahuja spent eleven years at PayPal, most recently serving as the Vice President of India, South East Asia, the Middle East and Africa. Mr. Pahuja established several technology development centers across APAC for PayPal and launched PayPal’s business in India. Mr Pahuja has lived and worked in multiple countries and in varied companies from startups to multi-national corporations. He has authored several patents and is a world renowned thought leader in the Fintech Space. Mr. Pahuja holds a B.S., Information Systems from Slippery Rock University of Pennsylvania and holds an M.B.A., International Business from Georgetown University McDonough School of Business.

The Board believes that Mr. Pahuja’s varied business experience brings valuable expertise to the Board which can assist the Company with its strategic growth initiatives.

Nallathur S. Balasubramanian (N. S. Bala or Bala); age 57; Retired

N.S. Bala is a veteran in the IT and ITeS sector with a track record of over 30 years in the US and European markets turning around businesses and accelerating growth while improving profitability. He took an early retirement from Wipro after 33 years of experience across multiple leadership roles in different geographies.

Until recently, Mr. Bala was the CEO - Asia Pacific, Middle East and Africa Strategic Market Unit at Wipro. In this role, Mr. Bala was responsible for leading the company’s business across diverse industry sectors in the APMEA region, and for delivering to the profitability and growth agenda of Wipro, while shaping a unique and differentiated positioning for Wipro in the market.

Mr. Bala was a member of the Wipro Executive Board and Group Executive Council. In his previous roles in Wipro, he was the President and Global Head for different business units which has given him a rich experience across industries and markets. He holds a master’s in business administration from the Indian Institute of Management, Kolkata.

The Board believes that Mr. Bala’s significant experience as a leader in the business process outsourcing industry brings valuable expertise to the Board and will assist the Company with its global operational and strategic growth initiatives.

Certain Additional Directors

Set forth below is information regarding certain persons who served as a director during 2021 and a portion of 2022, which resulted in such persons being included below:

Aparup Sengupta; age 58; Operating Partner, Capital Square Partners (Management) Pte Ltd.

Mr. Sengupta is the Operating Partner of Capital Square Partners (Management) Pte Ltd. (“CSP”) and a Board member at Startek. Mr. Sengupta served as Executive Chairman and Global Chief Executive Officer of the Company from January 15, 2020 to January 27, 2022. From 2014 to 2016, he was the Executive Chairman of The Minacs Group (“Minacs”), a business solutions company. Prior to joining Minacs, Mr. Sengupta was the Global CEO and Managing Director at Aegis from 2005 to 2012.  Mr. Sengupta holds a bachelor’s degree in Electrical Engineering from the Indian Institute of Engineering Science and Technology, formally known as the Bengal Engineering and Science University.

Mr. Sengupta resigned from the Board of Directors effective as of July 1, 2022.

Julie Schoenfeld; age 64; Vice President, Cruise Automation

Ms. Schoenfeld is a serial entrepreneur who has led four venture-backed startups. Her most recent company, Strobe Inc., (founded in 2014) was acquired by General Motors Cruise Automation in 2017 and is building groundbreaking LiDAR sensor technology for the self-driving car. Since 2017 she has been Vice President at GM Autonomous Vehicle Subsidiary, Cruise Automation. From 2007 to 2014 Julie was CEO of Perfect Market, Inc., a digital publishing software company backed by Trinity Ventures, Idealab, and Comcast. Perfect Market was acquired by Taboola in July 2104. Julie also served as CEO and founder for two other successful venture-backed start-ups. In 1999 she led the sale of Net Effect, Inc., for over $300M to Ask. Ms. Schoenfeld was also Vice President of worldwide sales for Stream International from 1995 to 1998. Julie holds a B.S. in engineering from Tufts University and an M.B.A. from Harvard Business School.

Ms. Schoenfeld will serve as a director until the date of the Annual Meeting, but will not be seeking re-election to the Board of Directors at the Annual Meeting.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors is comprised of Mr. Sudip Banerjee, Mr. Sanjay Chakrabarty, Mr. Mukesh Sharda, Mr. Bharat Rao, Mr. Albert Aboody, Ms. Julie Schoenfeld and Mr. Jerry Schafer. Ms. Schoenfeld will not be seeking re-election to the Board of Directors at the Annual Meeting.

During 2021, the Board of Directors held eleven meetings, our Audit Committee met four times, our Compensation Committee did not meet and our Governance and Nominating Committee met one time. Each incumbent director attended at least 75% of the meetings of the Board and the committees on which they serve for the period during 2021 when they served as a director. We do not require that our directors attend our annual meetings of stockholders.

The Board has nominated all incumbent directors other than Ms. Schoenfeld to stand for re-election to the Board. All of such incumbent directors are being nominated by the Board and the CSP Stockholder pursuant to the terms and conditions of the Stockholders’ Agreement described above under “Election of Directors”.

Our Board of Directors has determined that each of Mr. Aboody, Ms. Schoenfeld and Mr. Schafer are “independent” under the regulations of the NYSE.  In addition, it is anticipated that each of Messrs. Pahuja and  Balasubramanian will also be “independent” under the regulations of the NYSE. None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to us. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Board of Directors is not comprised of a majority of independent directors and will not be comprised of a majority of independent directors following the Annual Meeting (due to the fact that Ms. Schoenfeld will not be seeking re-election to the Board of Directors at the Annual Meeting); four members, Messrs. Banerjee, Chakrabarty, Sharda and Rao, have not been determined by our Board of Directors to be independent directors.

Leadership Structure of our Board

Mr. Sengupta served as our non-executive Chairman from July 2018 following the closing of the Aegis Transactions until his appointment as Global Chief Executive Officer on January 15, 2020. Mr. Sengupta then served as our executive Chairman until his resignation as Chief Executive Officer on January 27, 2022, at which time Mr. Aboody was appointed to serve as our non-executive Chairman.  The Board has no formal policy with respect to the separation of such offices.  Our Board of Directors believes that it is the proper responsibility of the Board to determine who should serve as Chairman and/or Chief Executive Officer and whether the offices should be combined or separated. The Board members have considerable experience and knowledge about the challenges and opportunities we face. The Board, therefore, is in the best position to evaluate our current and future needs and to judge how the capabilities of our directors and senior management from time to time can be most effectively organized to meet those needs.

The Board has three standing committees: the Audit Committee, Compensation Committee and Governance and Nominating Committee, as described below. The charters for our Audit Committee, Compensation Committee and Governance and Nominating Committee are available on the Investor Relations - Corporate Governance page on our website at www.startek.com.

Audit Committee

Our Board of Directors has an Audit Committee that assists the Board of Directors in fulfilling its oversight responsibility relating to our financial statements and financial reporting process and our systems of internal accounting and financial controls. The Audit Committee is also responsible for the selection and retention of our independent auditors, reviewing the scope of the audit function of the independent auditors and approving non-audit services provided to us by our auditors, and reviewing audit reports rendered by our independent auditors. In 2021, the members of the Audit Committee were Mr. Aboody, Chairman, Ms. Schoenfeld, and Mr. Schafer each of whom is an “independent director” as defined by the New York Stock Exchange’s (“NYSE”) listing standards and is financially literate. Our Board of Directors has determined that Mr. Aboody qualifies as an “audit committee financial expert” under SEC rules.

Compensation Committee

Our Board of Directors also has a Compensation Committee, which reviews our compensation programs and exercises authority with respect to payment of direct salaries and incentive compensation to our executive officers. In addition, the committee is responsible for oversight of our equity incentive plans. In 2021, the members of the Compensation Committee were Mr. Sharda, Chairman, Mr. Rao, and Ms. Schoenfeld. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Compensation Committee was not comprised entirely of independent directors; two members, Messrs. Rao and Sharda, have not been determined by our Board of Directors to be independent directors.

Governance and Nominating Committee

The Governance and Nominating Committee of our Board of Directors is responsible for the nomination of candidates for election to our Board, including identification of suitable candidates, and also oversees our corporate governance principles and recommends the form and amount of compensation for directors to the Board for approval. In 2021, the members of the Governance and Nominating Committee were Mr. Chakrabarty, Chairman, Mr. Aboody and Mr. Sharda. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Governance and Nominating Committee does not have to be comprised entirely of independent directors. Notwithstanding the Governance and Nominating Committee, certain of the nominees to our Board of Directors have been nominated by the CSP Stockholder pursuant to the terms of the Stockholders’ Agreement. See “Election of Directors”.

Director Nominations

The Governance and Nominating Committee does not have an express policy with regard to the consideration of any director candidates recommended by our stockholders because our Bylaws permit any stockholder to nominate director candidates, and the committee believes that it can adequately evaluate any such nominees on a case-by-case basis. The committee will consider director candidates proposed in accordance with the procedures set forth below under “Stockholder Proposals” and will evaluate stockholder-recommended candidates under the same criteria as other candidates (subject in all cases to the terms and conditions of the Stockholders’ Agreement).

Although the committee does not currently have formal minimum criteria for director nominees, it considers a variety of factors such as a nominee’s independence, prior board experience, relevant business and industry experience, leadership experience, ability to attend and prepare for Board and committee meetings, ethical standards and integrity, cultural fit with the Company’s existing Board and management, and how the candidate would add to the diversity in backgrounds and skills of the Board. The Governance and Nominating Committee takes into account diversity considerations in determining our director nominees and believes that, as a group, the nominees bring a diverse range of perspectives to the Board’s deliberations; however, we do not have a formal policy on Board diversity. Any candidate must state in advance his or her willingness and interest in serving on our Board. In identifying prospective director candidates, the Governance and Nominating Committee seeks referrals from other members of the Board, management, stockholders and other sources. The Governance and Nominating Committee also may, but need not, retain a professional search firm in order to assist it in these efforts. The Governance and Nominating Committee utilizes the same criteria for evaluating candidates regardless of the source of the referral. When considering director candidates, the Governance and Nominating Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.

Board’s Role in Risk Oversight

The Board of Directors takes an active role in risk oversight of our Company, both as a full Board and through its committees. The agendas for the Board and committee meetings are specifically designed to include an assessment of opportunities and risks inherent in our Company’s strategies and compensation plans. In 2021, at each regularly scheduled Audit Committee meeting, management presented a summary of enterprise risks, mitigation strategies and progress on previously identified risks and mitigation steps. The Audit Committee then determined whether the mitigation activities were sufficient and whether our Company’s overall risk management process or control procedures required modification or enhancement. The objectives for the risk assessment included (i) facilitating the NYSE governance requirement that the Audit Committee discuss policies around risk assessment and risk management; (ii) developing a defined list of key risks to be shared with the Audit Committee, Board and senior management; and (iii) determining whether there are risks that require additional or higher priority mitigation efforts. We plan on continuing this iterative process in 2022.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines, in accordance with applicable rules and regulations of the SEC and NYSE, to govern the responsibilities and requirements of the Board of Directors. A current copy of our Corporate Governance Guidelines is available on the Investor Relations - Corporate Governance page on our website at www.startek.com.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is available on the Behind Startek - Investors - Corporate Governance page on our website at www.startek.com. We intend to disclose on our website any amendments to or waivers of the code applicable to our directors, principal executive officer, principal financial officer, chief accounting officer, controller, treasurer, and other persons performing similar functions within four business days following the date of such amendment or waiver.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and beneficial owners of more than 10% of our outstanding common stock (collectively, “Insiders”) to file reports with the SEC disclosing direct and indirect ownership of our common stock and changes in such ownership. The rules of the SEC require Insiders to provide us with copies of all Section 16(a) reports filed with the SEC. Based solely upon a review of copies of Section 16(a) reports received by us, and written representations that no additional reports were required to be filed with the SEC, we believe that our Insiders have timely filed all Section 16(a) reports during the 2021 fiscal year, except that Mr. Vikash Sureka made late Forms 3 and 4 filings on October 19, 2021, when such filings should have been made on February 25, 2021 and October 14, 2021, respectively.

Available Information

Copies of our key corporate governance documents, including the committee charters, described previously, are available on the Investor Relations - Corporate Governance page on our website at www.startek.com.  Any stockholder that wishes to obtain a hard copy of any of these corporate governance documents may do so without charge by writing to: Corporate Secretary, 4610 South Ulster Street, Suite 150 Denver, CO 80237.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of December 31, 2021 (ages are provided as of October 3, 2022):

Officer Name	Age	Position	Joined Startek
Aparup Sengupta	58	Global Chief Executive Officer	2018*†
Vikash Sureka	47	Chief Financial Officer	2021#
Bharat Rao	57	President	2021*+
Surender Mohan Gupta	56	Global Chief People Officer	2018*

* Indicates executive officer who joined the Company in connection with the closing of the Aegis Transactions.

† Aparup Sengupta was appointed to serve on the Board of Directors in connection with the closing of the Aegis Transactions but did not become the Chief Executive Officer of the Company until January 15, 2020. Mr. Sengupta resigned as the Chief Executive Officer and as the Chairman of the Board of Directors of the Company, effective as of January 27, 2022. Mr. Sengupta continued to serve as a member of the Board of Directors of the Company until his resignation effective as of July 1, 2022. Mr. Sengupta’s biography appears under the heading “Board of Directors”.

#  Effective February 25, 2021, Vikash Sureka was appointed to serve as Global Chief Financial Officer of the Company. Mr. Sureka resigned as the Global Chief Financial Officer of the Company effective January 21, 2022. Effective February 1, 2022, Nishit Shah began serving as Global Chief Financial Officer.

+ Bharat Rao was appointed as President of the Company on September 13, 2021. On January 27, 2022, the Board of Directors of the Company appointed Mr. Rao to serve as Chief Executive Officer of the Company effective as of January 27, 2022. Mr. Rao succeeds Aparup Sengupta, who resigned as the Chief Executive Officer and as the Chairman of the Board of Directors of the Company, effective as of January 27, 2022. Mr. Rao’s biography appears under the heading “Board of Directors”.

Nishit Shah; age 49; Chief Financial Officer

Mr. Shah currently serves as our Chief Financial Officer. Mr. Shah brings over 23 years of experience in finance and accounts, mergers and acquisitions, legal and compliance, audit, secretarial, taxation, budgeting, and financial planning and analysis. He previously served as Senior Vice President at Birlasoft where he was responsible for end-to-end financial reporting, business finance, pricing and contract management, and global taxation. In his earlier roles, he held senior positions at Infosys, Capgemini, Datamatics, Nicholas Piramal, and Haribhakti & Co. Mr. Shah holds a bachelor’s degree in Commerce and is a certified Chartered Accountant from the Institute of Chartered Accountants of India.

Vikash Sureka; age 47; Former Chief Financial Officer

Mr. Sureka served as our Chief Financial Officer from February 25, 2021 until his resignation effective January 21, 2022. He previously served as the Chief Financial Officer at IBS Software (IBS), a SaaS-enabled software solutions company for the travel industry. At IBS, Vikash was responsible for driving key improvements across multiple finance functions, including accounting, risk management, value creation, strategic planning, financing, and fundraising, board reporting and governance, and direct taxation. Before IBS, Vikash also held finance leadership positions at Wipro Limited and App Labs Technologies (a CSC company). Mr. Sureka holds a bachelor’s degree in Commerce and is a certified Chartered Accountant from the Institute of Chartered Accountants of India. Effective February 1, 2022, Nishit Shah succeeded Vikash Sureka, who resigned to pursue interests outside of Startek.

Surender Mohan (SM) Gupta; age 56; Global Chief People Officer

Mr. Gupta joined Startek in July 2018. Previously, SM served as Chief People Officer at Aegis, where he joined in 2008. SM brings over 30 years of HR experience across a variety of industries, including IT, ITES, Telecom, Retail, Oil, and FMCG. Throughout his career, he has executed innovative, forward-thinking strategies to attract, develop, reward, and retain top talent. Under SM’s leadership, his organization has been instrumental in winning numerous distinct HR awards from industry bodies such as Aon, Great Place to Work, National Award from Govt. of India, NASSCOM, CII, SHRM, People Matters, NCPEDP, Businessworld, and BPeSA among others. A distinguished speaker and thought leader at various forums and associations, he is committed to creating a progressive workplace where employees thrive in a culture of empowerment, inclusion, and diversity. SM has also served as board director for Contact Center Company (CCC), the joint venture company of STC and Aegis in Saudi Arabia, and is a governing board member for the National Abilympic Association of India. He is also a member of CII National Committee on Special Abilities and a member of IBDN (India Business and Disability Network) for mainstreaming Persons with Disabilities (PwDs) into the workforce. He has recently been awarded the 'NCPEDP- Mindtree Helen Keller Award' 2020 for acting as a Role Model Supporter of Employment Opportunities for Persons with Disabilities He holds a bachelor's degree in science, a master's in business administration (MBA) from Kurukshetra University, and a Doctorate degree (Ph.D.) in Commerce and Management Studies from Andhra University.

Certain Former Executive Officer

Set forth below is information regarding a certain person who was an executive officer during a portion of 2021, which resulted in such person being included below in “Summary Compensation Table”:

Rajiv Ahuja; age 59; Former President

Mr. Ahuja served as President of the Company from July 2019 to April 6, 2021. He previously served as the SVP & Country Manager in India, China, Malaysia, and Japan at Convergys. Prior to Convergys, Mr. Ahuja was associated with Aegis for 12 years in various leadership roles, most recently as President, ASEAN & ANZ. Earlier, he headed AOL’s captive center in Bangalore, headed Dell's US Consumer Care Division in India, and served as the India COO of VCustomer. Mr. Ahuja resigned as President effective as of April 6, 2021.

COMPENSATION DISCUSSION AND ANALYSIS

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION COMMITTEE REPORT

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in 2021 and 2020 by each of the individuals who served as Chief Executive Officer, and the next two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2021 (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year (a)	Salary ($)	Bonus ($)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Aparup Sengupta, former Global Chief Executive Officer	(e)	2021	576,964	578,030	669,327	-	35,609	1,859,930
		2020	611,375	-	337,370	605,851	-	1,554,596

Rajiv Ahuja, former President		2021	118,354	383,164	-	-	949,979	1,451,497
		2020	432,194	110,829	-	-	35,010	578,033

Vikash Sureka, former Chief Financial Officer		2021	277,966	-	29,150	-	17,444	324,560
		2020	-	-	-	-	-	-

SM Gupta, Global Chief People Officer		2021	350,261	71,980	21,866	-	107,539	551,646
		2020	281,447	46,133	-	-	37,578	365,158

(a)	All amounts in this table are presented for the full calendar years that are indicated.

(b)

The amounts shown in this column reflect the aggregate grant date fair value of stock awards and options granted to each named executive officer during 2021 and 2020, respectively. This does not reflect amounts paid to or realized by the named executive officers. See Note 10 to our consolidated financial statements for the year ended December 31, 2021, for information on the assumptions used in accounting for equity awards.

(c)

The amounts disclosed under Non-Equity Incentive Plan Compensation reflect payouts under the Company’s annual Executive Incentive Plan. Under the terms of such plan, participants have the option to have their incentive bonus award paid out in stock options or a combination of stock options and/or cash.

(d)

Included in All Other Compensation for 2020 are Provident fund (Mr. Ahuja $20,465; Mr. Gupta $13,953); paid holiday leave (Mr. Ahuja $14,545; Mr. Gupta $23,625). Included in All Other Compensation for 2021 is Provident fund (Mr. Sengupta $35,609; Mr. Ahuja $7,364;  Mr. Sureka $17,444; Mr. Gupta $4,652); paid holiday leave (Mr. Ahuja $22,127; Mr. Gupta $23,659); premiums for health insurance (Mr. Gupta $484); premiums for group short term disability insurance (Mr. Gupta $282); relocation incentive (Mr. Gupta $51,381); gratuity (Mr. Gupta $27,081); and severance payments made to Mr. Ahuja as per separation agreement upon termination of employment with the Company ($920,488).

(e)

Pursuant to the terms of the employment agreement between the Company and Mr. Sengupta, all base compensation paid to Mr. Sengupta in 2020 was paid in fully vested shares of common stock of the Company. See “Employment Agreements – Aparup Sengupta” for additional information. The transaction bonus paid to Mr. Sengupta in 2020 relating to the closing of the Aegis Transactions is not included in Mr. Sengupta’s compensation, as such bonus was earned during 2018 following the closing of the Aegis Transactions. Mr. Sengupta did not become an executive officer of the Company until his appointment as Chief Executive Officer on January 15, 2020. See “Certain Relationships and Related Transactions, and Director Independence – Transaction Bonus” below for additional information.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards for each of the named executive officers as of December 31, 2021.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Aparup Sengupta	1-10-2018	4,847	-	6.44	1-10-2028
	2-1-2019	5,066	-	6.54	2-1-2029
	1-4-2019	4,333	-	8.02	1-4-2029
	1-7-2019	4,387	-	8.39	1-7-2029
	10-1-2019	5,925	-	6.39	10-1-2029
	2-1-2020	4,642	-	8.14	2-1-2030
	1-4-2020	11,138	-	3.31	1-4-2030
	1-7-2020	175,000	175,000	5.06	1-7-2030	(a)(d)
	10-11-2020	100,000	100,000	6.68	10-11-2030	(a)(d)

SM Gupta	10-14-2021	6,250	68,750	5.75	10-14-2031	(b)

Vikash Sureka	10-14-2021	8,333	91,667	5.75	10-14-2031	(c)

(a)	Options scheduled to vest in 36 equal monthly installments beginning on July 1, 2020.
(b)	Options scheduled to vest in equal quarterly installments over a period of three years.
(c)

Options scheduled to vest in equal quarterly installments over a period of three years. All unvested options of Mr. Sureka terminated upon his resignation as Global Chief Financial Officer of the Company on January 21, 2022.

(d)

Options scheduled to vest in equal quarterly installments over a period of three years. All unvested options of Mr. Sengupta terminated upon his resignation as Global Chief Executive Officer of the Company on January 27, 2022.

EMPLOYMENT AGREEMENTS

Vikash Sureka

Effective February 25, 2021, Vikash Sureka was appointed to serve as Global Chief Financial Officer of the Company. In connection with his appointment as Global Chief Financial Officer, Mr. Sureka entered into a letter agreement that provides an annual base salary of INR 11.75 million (approximately $162,331), annual total fixed compensation of INR 23.5 million (approximately $324,662), and a target annual bonus opportunity of 28% of his total fixed compensation. The letter agreement provides that the Company reserves the right to change Mr. Sureka’ s compensation structure from time to time. Mr. Sureka resigned as the Global Chief Financial Officer of the Company effective January 21, 2022.

Rajiv Ahuja

On March 31, 2021, Mr. Ahuja gave notice of his intention to resign from his position as President of the Company. Mr. Ahuja indicated to the Company that he intends to retire from ongoing full-time professional activities. Mr. Ahuja’s resignation was effective as of April 6, 2021. Also on March 31, 2021, Mr. Ahuja entered into a Separation Agreement and General Release (the “Separation Agreement”), which addresses the payments and benefits to which Mr. Ahuja is entitled in connection with his resignation. Under the terms and conditions of the Separation Agreement, Mr. Ahuja received a payment of INR 67.98 million (approximately $920,488) in connection with his separation from service. The Separation Agreement contains a general release of any claims Mr. Ahuja may have relating to his employment. In addition, the Separation Agreement contains customary confidentiality and non-disparagement provisions, as well a covenant not to hire, solicit or engage with employees and customers for a period of 24 months.

Aparup Sengupta

On January 15, 2020, Mr. Sengupta was appointed to the post of Global Chief Executive Officer pursuant to an Employment Agreement that provides for compensation in four parts. First, in 2020, Mr. Sengupta’s employment agreement provides for $600,000, to be paid in fully vested shares of the Company’s common stock, with subsequent years to be paid in a mix of cash and Company common stock at the election of the Board of Directors. The second component of Mr. Sengupta’s compensation is the grant of an option to purchase 350,000 shares of the Company’s common stock, vesting in 36 equal monthly installments that began on July 1, 2020. The third component is an additional grant of an option to purchase 200,000 shares of the Company’s common stock if the Company’s stock price exceeded $6.00 per share, which options retroactive vest back to July 1, 2020, upon reaching this target stock price. The Company’s stock price reached $6.00 per share on November 10, 2020, and the applicable vested options were granted to Mr. Sengupta at that time. The final component of Mr. Sengupta’s compensation is an annual target bonus opportunity of $600,000. Mr. Sengupta may be removed for events of breach and misconduct (as such terms are defined in Mr. Sengupta’s employment agreement) by the Company that are attributable to Mr. Sengupta, as well as for acts involving moral turpitude, indiscipline, loss of confidence, violation of Company policy, breach of the terms and conditions of Mr. Sengupta’s employment agreement, or for any acts or omissions that may adversely affect the Company. Mr. Sengupta is not entitled to severance upon termination as Global Chief Executive Officer, and he will forfeit any unvested stock options upon termination of his employment. Additionally, any vested stock options will expire 90 days following his tenure on the Board of Directors. Mr. Sengupta’s employment agreement terminated on January 27, 2022, in connection with his resignation as Global Chief Executive Officer.

Other Named Executive Officers

We are parties to employment agreements with certain of the other named executive officers that provide for the executive’s initial base salary and annual incentive bonus plan, expressed as a percentage of base salary. The Employment Agreements also provide for an initial equity grants.

Each named executive officer’s employment with the Company can be terminated at any time for any reason by the Company or the executive.  However, if the executive’s employment is terminated without cause, he will be entitled to receive six or twelve months of his then-current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination.

The Employment Agreements also provides for non-disclosure by the executives of the Company’s confidential or proprietary information and includes covenants by the executives not to compete with the Company or hire or solicit its employees, suppliers, and customers, in each case for a restricted period equal to twelve months following termination of employment.

Acceleration of Equity Awards upon Change of Control

The options that have been granted to each of the named executive officers have been granted under the 2008 Equity Incentive Plan, as amended (“2008 EIP”). Unless otherwise provided in an award agreement, if a change of control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change of control. If in connection with a change of control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change of control, a participant is involuntarily terminated other than for cause (or, for certain awards, termination with good reason), then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for twenty-four months. If awards will be canceled because they are not assumed or replaced by the surviving corporation, they will immediately vest.

In connection with the Aegis Transactions, each outstanding award under the 2008 EIP immediately vested with respect to 50% of the shares that were unvested immediately before the Aegis Transactions. For those executives that were terminated within two years after the consummation of the Aegis Transactions, all remaining shares that were unvested immediately following the Aegis Transactions became vested upon the occurrence of the termination event.

COMPENSATION OF DIRECTORS

The following table presents the total compensation for each non-employee director who served as a member of our Board of Directors during 2021. In 2021, we did not pay any other compensation to the members of our Board of Directors.

Name	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
Albert Aboody	-	90,000	90,000
Sanjay Chakrabarty	-	90,000	90,000
Bharat Rao	-	90,000	90,000
Julie Schoenfeld	90,000	-	90,000
Aparup Sengupta (b)	-	-	-
Mukesh Sharda	-	90,000	90,000
Jerry Schafer	-	90,000	90,000

(a)

The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each director during 2021. This does not reflect amounts paid to or realized by the directors. See Note 10 to our consolidated financial statements for the year ended December 31, 2021, for information on the assumptions used in accounting for equity awards.

(b)

Mr. Sengupta did not receive any separate compensation as a member of our Board of Directors during 2021, other than compensation received in his capacity as Global Chief Executive Officer. See “Summary Compensation Table” above.

Members of the Board of Directors are compensated entirely with equity awards. At the start of each quarter, members of the Board of Directors, at their option, may elect to receive (1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), (2) common stock with a grant date fair value of $22,500, (3) deferred stock units with a fair value equivalent to $22,500 or (4) any combination of options, stock, and deferred stock units. Upon the date of grant, the members of the Board of Directors are immediately vested in the stock options or stock.

As of December 31, 2021, our current non-employee directors had the following outstanding equity awards:

	Aggregate number of	Aggregate number of
Name	stock options	deferred stock units
Albert Aboody	63,865	-
Sanjay Chakrabarty	73,778	-
Bharat Rao	73,778	-
Julie Schoenfeld	-	43,032
Aparup Sengupta	590,338	-
Mukesh Sharda	73,778	-
Jerry Schafer	63,865	-

CERTAIN TRANSACTIONS

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 404 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide information regarding the Company’s policies and procedures for the review, approval, or ratification of transactions with related persons.

The Board of Directors

Our Board of Directors has determined that each of Ms. Schoenfeld, Mr. Aboody, and Mr. Schafer are “independent” under the regulations of the NYSE. In addition, it is anticipated that each of Messrs. Pahuja and  Balasubramanian will also be “independent” under the regulations of the NYSE. None of these directors has any relationship or has been party to any transactions that the Board believes could impair the independent judgment of these directors in considering matters relating to us. As allowed by the “controlled company” exemption from the NYSE Corporate Governance Standards, our Board of Directors is not comprised of a majority of independent directors; four members, Messrs. Banerjee, Chakrabarty, Sharda, Rao, have not been determined by our Board of Directors to be independent directors.

Transaction Bonus

In 2018, a transaction bonus of $850,000 became payable from CSP Alpha Holdings Pte Ltd (which became an indirect subsidiary of the Company following the completion of the Aegis Transactions) to Mr. Aparup Sengupta (Chairman and Global CEO) for the successful completion of the Aegis Transactions. Such transaction bonus was accrued in the Company’s financial statements for the year ended December 31, 2018, as an “Acquisition related cost”. An amount of $500,000 was paid to Mr. Sengupta during the 2020 fiscal year and $350,000 was paid in March 2021.

Management Services Agreement

In connection with the Aegis Transactions, the CSP Stockholder entered into a Management Services Agreement with Aegis, pursuant to which the CSP Stockholder provides Aegis with specified services, including:

•	Analysis, evaluation and structuring of potential investments and divestments;

•	Identification and arrangement of sources of financing; and

•	Monitoring performance and providing management advice.

Aegis pays the CSP Stockholder an annual management fee of $400,000 per year. Aegis also reimburses the CSP Stockholder for all costs and expenses reasonably incurred by the CSP Stockholder in connection with the provision of the management services. The Management Services Agreement will continue in effect until the termination of the agreement by mutual agreement of the CSP Stockholder and Aegis.

Private Offer

On December 20, 2021, CSP Management Limited (“CSP”), an affiliate of our majority shareholder, submitted a preliminary, non-binding proposal to acquire all of our outstanding shares of common stock that are not already beneficially owned by CSP for $5.40 in cash per share, which price was subsequently reduced to $4.65 in cash per share on August 8, 2022 (the “Proposed Transaction”). The board of directors of Startek formed a special committee of independent directors that was authorized, among other things, to evaluate the non-binding proposal. On September 9, 2022, the special committee announced that it rejected the Proposed Transaction. The special committee determined that the proposal at $4.65 was inadequate and not in the best interests of the shareholders of the Company.

Stockholders Agreement

On July 20, 2018, in connection with the consummation of the Aegis Transactions, the Company and the CSP Stockholder entered into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which the Company and the CSP Stockholder agreed to, among other things: (i) certain rights, duties and obligations of the CSP Stockholder and the Company as a result of the transactions contemplated by the Transaction Agreement and (ii) certain aspects of the management, operation, and governance of the Company after consummation of the Aegis Transactions. As a result of the consummation of the Aegis Transactions, the CSP Stockholder owns approximately 56% of the common stock of the Company.

The Stockholders Agreement outlines various corporate governance matters including board composition, director nomination rights, and committees of the Company’s Board of Directors (the “Board”) after consummation of the Aegis Transactions. It provides that the Board shall consist of nine members comprised initially of (i) five directors (including the chairman), to be designated by the CSP Stockholder (the “CSP Stockholder Directors”), (ii) the Company’s chief executive officer, and (iii) three independent directors, reasonably acceptable to the CSP Stockholder (the “Non-Stockholder Directors”) and that if the CSP Stockholder does not initially designate all five of the CSP Stockholder Directors, it shall have the right to fill any vacancy at any time. This Board composition shall continue so long as the CSP Stockholder or its affiliates own 50% or more of the outstanding shares of the Company’s common stock. If the CSP Stockholder’s ownership falls below 50%, the CSP Stockholder shall designate (i) four directors so long as it owns 35% or more, but less than 50%, (ii) three directors, so long as it owns 25% or more, but less than 35%; (iii) two directors, so long as it owns 15% or more, but less than 25%; and (v) one director, so long as it owns 10% or more, but less than 15%. If the CSP Stockholder ceases to beneficially own the minimum percentage of outstanding shares of the Company’s common stock necessary to nominate the corresponding number of CSP Stockholder Directors, the CSP Stockholder shall cause the necessary number of the CSP Stockholder Directors to offer to resign from the Board, so that the number of the CSP Stockholder Directors is consistent with the CSP Stockholder’s ownership percentage.

If the size of the Board is increased or decreased, the CSP Stockholder shall have the right to designate one or more directors to the Board such that the total number of CSP Stockholder Directors shall be proportional to the number set forth in the preceding paragraph. In the event of a vacancy on the Board for a Non-Stockholder Director, the Governance and Nominating Committee shall have the sole right to fill such vacancy or designate a person for nomination, such person to be reasonably acceptable to the CSP Stockholder. In the event of a vacancy on the Board for an CSP Stockholder Director, the vacancy of which was not caused by the resignation of a director pursuant to the CSP Stockholder’s change in ownership, the Board is to fill the vacancy with a substitute CSP Stockholder Director.

The Company shall avail itself of all “controlled company” exceptions to the corporate governance listing rules of the NYSE for so long as the CSP Stockholder owns more than 50% of the voting power for the election of directors, and thereafter the Company and the CSP Stockholder shall take all necessary actions to comply with the corporate governance listing rules of the NYSE. The committees of the Board will include an Audit Committee consisting of three Non-Stockholder Directors, as well as a Compensation Committee and a Governance and Nominating Committee, each consisting of three directors, including at least one Non-Stockholder Director. The number of Non-Stockholder Directors on all other committees is required to be proportional to the number of Non-Stockholder Directors on the Board; provided that each such committee shall have at least one Non-Stockholder Director.

Pursuant to the Stockholders Agreement, the Company renounces the expectation of corporate opportunities other than those expressly offered to a CSP Stockholder Director or their affiliates solely in, and as a direct result of, their capacity as director of the Company. The CSP Stockholder is required to (and will cause its affiliates to) maintain the confidentiality of and not use or otherwise exploit for its own or any third party’s benefit, any of the Company’s confidential information. To the extent permitted by NYSE rules, and for so long as the CSP Stockholder owns 50% or more of the Company’s outstanding common stock, the CSP Stockholder shall have a right to purchase its pro-rata portion of any securities the Company may propose to issue apart from any Excluded Securities (as defined in the Stockholders’ Agreement).

The Company agrees to keep accurate books, records and accounts and for so long as the CSP Stockholder owns 10% or more of the outstanding shares of the Company’s common stock, (a) permit the CSP Stockholder and its designated representatives reasonable access to the books and records of the Company and to discuss the affairs, finances and condition of the Company with the Company’s officers and (b) provide reasonable access to (i) the Company’s auditors and officers, (ii) copies of all materials provided to the Board, (iii) the Company’s appropriate officers and directors and (iv) operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its subsidiaries.

The Stockholders Agreement also includes provisions regarding registration rights. The Company has agreed that the CSP Stockholder and any subsidiary of the CSP Stockholder that holds registrable securities shall have the right to make no more than four demands for the registration of registrable securities then held by such stockholders. The Company has also agreed to provide customary piggyback registration rights to the CSP Stockholder. The CSP Stockholder and any subsidiary of the CSP Stockholder that holds registrable securities may require the Company to file a Form S-3 relating to the offer and sale of registrable securities then held by such stockholders. The Stockholders Agreement requires the CSP Stockholder and any subsidiary of the CSP Stockholder that holds registrable securities to enter into customary agreements restricting the sale or distribution of certain company securities to the extent required by the lead managing underwriter(s) with respect to certain underwritten securities offerings in which the CSP Stockholder or such subsidiary participates.

PROPOSAL 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

BDO India LLP served as our independent registered public accounting firm for the year ended December 31, 2021. We anticipate that a representative of BDO India LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions. The Audit Committee and the Board of Directors has appointed BDO India LLP to serve as our independent registered public accounting firm for the year ending December 31, 2022.

Audit and Non-Audit Fees

The aggregate fees accrued for services rendered by BDO India LLP, during the year ended December 31, 2021:

2021
Audit fees (a)	$650,000
Total	$650,000

(a)	Audit fees for services consisted of audits of our annual financial statements and internal controls over financial reporting and reviews of our Quarterly Reports on Form 10-Q.

In accordance with our Audit Committee Charter, the Audit Committee approves in advance all services provided by our independent registered public accounting firm, including audit engagement fees and terms and non-audit services provided to us by our independent auditors (subject to the de minimis exception for non-audit services contained in the Exchange Act), all as required by applicable law or listing standards. The independent auditors and our management are required to periodically report to the Audit Committee the extent of services provided by the independent auditors and the fees associated with these services.

The Audit Committee has determined that the non-audit services provided by BDO were compatible with maintaining the firm’s independence.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 with management, which review included a discussion of the application of generally accepted accounting principles, the reasonableness of significant estimates and judgments, and the clarity and completeness of disclosures in the financial statements.

The Audit Committee discussed with our independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the application of generally accepted accounting principles and such other matters as are required to be discussed between the Audit Committee and the independent registered public accounting firm under Public Company Accounting Oversight Board standards. The Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with our independent registered public accounting firm its independence. In addition, the Audit Committee has considered the effect that all other fees paid to the independent registered public accounting firm may have on its independence.

The Audit Committee discussed with our independent registered public accounting firm the overall scope and plans for their respective audits.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee held four meetings during 2021.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

By the Audit Committee:
Mr. Jerry Schafer
Mr. Albert Aboody
Ms. Julie Schoenfeld

PROPOSAL 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Exchange Act, our stockholders have an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. This proposal, commonly known as a “say on pay” proposal, gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2021 executive compensation programs and policies and the compensation paid to our named executive officers.

The primary objectives of our compensation program, including our executive compensation program are to:

•	attract, motivate, and retain superior talent;

•	ensure that compensation is commensurate with our overall performance and increases to stockholder value over the long term; and

•	ensure that our executive officers and certain key personnel have enough financial incentive to motivate them to achieve sustainable growth in stockholder value.

Accordingly, we are asking that our stockholders approve, on an advisory basis, the compensation paid to our named executive officers, as disclosed in the compensation tables and narrative discussion contained in the “Compensation of Executive Officers” section in this Proxy Statement.

This proposal allows our stockholders to express their opinions regarding the decisions of the Compensation Committee on the prior year’s annual compensation to our named executive officers. Your advisory vote will serve as an additional tool to guide our Board of Directors and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the interests of the Company and our stockholders, and is consistent with our commitment to high standards of corporate governance.

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the executive compensation of our named executive officers as disclosed in this Proxy Statement.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Board of Directors, it will not create or imply any additional fiduciary duty on the part of the Board of Directors, and it will not restrict or limit the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the vote, and the Compensation Committee will consider them in making future decisions about executive compensation arrangements.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2023 Annual Meeting of Stockholders must be received at our executive offices at 4610 South Ulster Street, Suite 150, Denver, CO 80237, Attention of the Secretary, no later than the close of business on June 14, 2023 for inclusion in our proxy statement relating to the 2023 Annual Meeting. Under our bylaws, the Secretary must receive notice at our executive offices between August 23, 2023 and October 22, 2023 of any matters to be proposed by a stockholder at the 2023 Annual Meeting in order for such matters to be properly considered at the 2023 Annual Meeting. However, if the date of the 2023 Annual Meeting is a date that is more than 30 days before or after November 21, 2023, notice by the stockholder of a proposal must be delivered no earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and no later than the close of business on the later of the 60th day prior to the 2023 Annual Meeting or if the first public announcement of the date of the 2023 Annual Meeting is less than 100 days prior to the date of the 2023 Annual Meeting, the 10th day following the day on which public announcement of the 2023 Annual Meeting is first made by us.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Our Board believes that it is important for current and potential stockholders and other interested parties to have a process to send communications to the Board. Accordingly, stockholders and other interested parties desiring to send a communication to the Board, or to a specific director, may do so by sending a letter to our executive offices at 4610 South Ulster Street, Suite 150, Denver, CO 80237, Attention of the Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “stockholder-board communication” or “stockholder-director communication.” All such letters must identify the author as either a stockholder or non-stockholder and clearly state whether the intended recipients of the letter are all members of the Board or certain specified individual directors. The Secretary will open such communications, make copies, and then circulate them to the appropriate director or directors. Letters directed to our “independent directors” or “outside directors” will be delivered to Albert Aboody, an independent member of our Board.

MISCELLANEOUS

Our Annual Report to Stockholders for 2021 will be made available with this Proxy Statement to stockholders of record as of October 3, 2022. The Annual Report to Stockholders for 2021 does not constitute a part of the proxy soliciting materials.

Our Board of Directors and management team are not aware of any other business that may come before the Annual Meeting. However, if additional matters properly come before the Annual Meeting, proxies will be voted at the discretion of the proxy holders.

By order of the Board of Directors, /s/ Bharat Rao Bharat Rao Global CEO

STARTEK

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Sudip Banerjee	☐	☐	☐
1b. Sanjay Chakrabarty	☐	☐	☐
1c. Mukesh Sharda	☐	☐	☐
1d. Bharat Rao	☐	☐	☐
1e. Albert Aboody	☐	☐	☐
1f. Jerry Schafer	☐	☐	☐
1g. Anupam Pahuja	☐	☐	☐
1h. N.S. Balasubramanian	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. To ratify the appointment of BDO India, LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
3. To approve, by non-binding vote, the compensation of our named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Notice and Proxy Statement are available at www.proxyvote.com

STARTEK, INC.
Annual Meeting Stockholders
November 21, 2022 9:00 AM MDT
This proxy is solicited by the Board of Directors

This proxy is furnished in connection with the solicitation by the Board of Directors of StarTek, Inc. of proxies for use at the 2022 Annual Meeting of Stockholders. The undersigned stockholder of StarTek, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Bharat Rao and Nishit Shah, and each of them, to act as his or her attorney-in-fact and proxies (with full power of substitution), and authorizes him or her to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on November 21, 2022, at 4610 South Ulster Street, Suite 150, Denver, CO 80237 at 9:00 a.m. local time, and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated on the reverse side on each nominee under proposal 1 and on proposals 2 and 3 and in their discretion on all other matters coming before the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

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